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Exhibit 21.01

Subsidiaries of Demand Media, Inc.

Subsidiaries	Jurisdiction
Acquire This Name, Inc.	Nevada
Afterdark Domains, Inc.	Nevada
Arab Internet Names,Inc.	Nevada
Asiadomains, Inc.	Nevada
Big House Services, Inc.	Nevada
Blisternet, Inc.	Nevada
Dagnabit, Inc.	Nevada
Demand Media (Netherlands) B.V., a private llc	Netherlands
Demand Media Sweden AB	Sweden
DM UK Limited	United Kingdom
Domain Rouge, Inc.	Nevada
Domainnovations, Inc.	Nevada
Dropoutlet, Inc.	Nevada
eNom Canada Corp.	Nova Scotia
eNom Corporate, Inc.	Nevada
eNom GMP Services, Inc.	Nevada
eNom World, Inc.	Nevada
eNom, Incorporated	Nevada
eNoml, Inc.	Nevada
eNom 1008, Inc.	Nevada
eNom1009, Inc.	Nevada
eNom1010, Inc.	Nevada
eNom1012, Inc.	Nevada
eNom1013, Inc.	Nevada
eNom1014, Inc.	Nevada
eNom1033, Inc.	Nevada
eNom1034, Inc.	Nevada
eNom1035, Inc.	Nevada
eNom1036, Inc.	Nevada
eNom 1037, Inc.	Nevada
eNom1038, Inc.	Nevada
eNom2, Inc.	Nevada
eNom3, Inc.	Nevada
eNom371, Inc.	Nevada
eNom373, Inc.	Nevada
eNom375, Inc.	Nevada
eNom377, Inc.	Nevada
eNom379, Inc.	Nevada
eNom381, Inc.	Nevada
eNom383, Inc.	Nevada
eNom385, Inc.	Nevada
eNom387, Inc.	Nevada
eNom389, Inc.	Nevada
eNom391, Inc.	Nevada
eNom393, Inc.	Nevada
eNom395, Inc.	Nevada
eNom397, Inc.	Nevada
eNom399, Inc.	Nevada
eNom4, Inc.	Nevada

Subsidiaries	Jurisdiction
eNom403, Inc.	Nevada
eNom405, Inc.	Nevada
eNom407, Inc.	Nevada
eNom409, Inc.	Nevada
eNom411, Inc.	Nevada
eNom413, Inc.	Nevada
eNom415, Inc.	Nevada
eNom417, Inc.	Nevada
eNom419, Inc.	Nevada
eNom421, Inc.	Nevada
eNom423, Inc.	Nevada
eNom425, Inc.	Nevada
eNom427, Inc.	Nevada
eNom429, Inc.	Nevada
eNom431, Inc.	Nevada
eNom433, Inc.	Nevada
eNom435, Inc.	Nevada
eNom437, Inc.	Nevada
eNom439, Inc.	Nevada
eNom441, Inc.	Nevada
eNom443, Inc.	Nevada
eNom445, Inc.	Nevada
eNom447, Inc.	Nevada
eNom449, Inc.	Nevada
eNom451, Inc.	Nevada
eNom453, Inc.	Nevada
eNom455, Inc.	Nevada
eNom457, Inc.	Nevada
eNom459, Inc.	Nevada
eNom461, Inc.	Nevada
eNom463, Inc.	Nevada
eNom465, Inc.	Nevada
eNom467, Inc.	Nevada
eNom469, Inc.	Nevada
eNom5, Inc.	Nevada
eNom623, Inc.	Nevada
eNom635, Inc.	Nevada
eNom646, Inc.	Nevada
eNom647, Inc.	Nevada
eNom650, Inc.	Nevada
eNom652, Inc.	Nevada
eNom654, Inc.	Nevada
eNom655, Inc.	Nevada
eNom656, Inc.	Nevada
eNom659, Inc.	Nevada
eNom661, Inc.	Nevada
eNom662, Inc.	Nevada
eNom663, Inc.	Nevada
eNom666, Inc.	Nevada
eNom672, Inc.	Nevada
enomal, Inc.	Nevada
eNomAte, Inc.	Nevada
eNomAU, Inc.	Nevada

Subsidiaries	Jurisdiction
eNombre Corporation	Nevada
eNomEU, Inc.	Nevada
eNomfor, Inc.	Nevada
eNomMX, Inc.	Nevada
eNomnz, Inc.	Nevada
eNomsky, Inc.	Nevada
eNomTen, Inc.	Nevada
eNomToo, Inc.	Nevada
eNomV, Inc.	Nevada
eNomX, Inc.	Nevada
Entertainment Names, Inc.	Nevada
Extra Threads Corporation	Nevada
FeNomINAL, Inc.	Nevada
Fushi Tarazu, Inc.	Nevada
Gunga Galunga Corporation	Nevada
Hot Media, Inc.	Delaware
Indirection Identity Corporation	Nevada
Internet Internal Affairs Corporation	Nevada
Kingdomains, Inc.	Nevada
Mark Barker, Inc.	Nevada
Mobile Name Services Inc.	Nevada
Name Nelly Corporation	Nevada
Name Thread Corporation	Nevada
NameJet, LLC	Delaware
Nerd Names Corporation	Nevada
Nom Infinitum, Inc.	Nevada
One Putt, Inc.	Nevada
Pluck UK Limited	England
Postal Domains, Inc.	Nevada
Private Domains, Inc.	Nevada
Retail Domains, Inc.	Nevada
SBSNames, Inc.	Nevada
searchnresq, Inc.	Nevada
Secure Business Services, Inc.	Nevada
SicherRegister, Inc.	Nevada
Sipence, Inc.	Nevada
Small Business Names and Certs, Inc.	Nevada
SssassS, Inc.	Nevada
The Internet Chef Inc.	Canada
Traffic Names, Inc.	Nevada
Travel Domains, Inc.	Nevada
Vedacore, Inc.	Nevada
Whiteglove Domains, Inc.	Nevada
Whois Privacy Protection Services Inc.	Nevada
Demand Media (Ireland) Limited	Ireland

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  Exhibit 21.01
Subsidiaries of Demand Media, Inc.